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                               EXHIBIT (10)(3)(c)


                   Second Amendment to Agreement between
                   MACC, Zions Bancorporation and Zions First
                   National Bank, dated February 27, 2001



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                         SECOND AMENDMENT TO AGREEMENT


         This Second Amendment to Agreement (this "Second Amendment") is made this 27th day of February, 2001, among and between Zions Bancorporation, a Utah corporation ("Bancorporation"), Zions First National Bank, a national banking association ("Bank" or "Investor"), and MACC Private Equities Inc., a Delaware corporation ("Parent"). Capitalized terms used but not defined herein shall have their respective meanings set forth in that certain Agreement, dated May, 13, 1996, between Bancorporation and Parent, as amended by that First Amendment (the "First Amendment"), dated as of April 29, 1998, among Bancorporation, Bank and Parent (the "Agreement").

         WHEREAS, pursuant to the Agreement, Parent contributed certain assets to MorAmerica Capital Corporation, a wholly-owned subsidiary of the Parent which is incorporated under the laws of the State of Iowa and is licensed to operate as a small business investment company (the "SBIC"), and Bancorporation purchased 20,000 shares of Common Stock from the Parent;

         WHEREAS, Section 10 of the Agreement provides that, without the prior written approval of Parent's Board of Directors, Investor shall not make any purchase or other acquisition of Common Stock if after giving effect to such purchase or other acquisition Investor would own in excess of 35% of Parent's outstanding common stock;

         WHEREAS, as of January 31, 2001, Investor beneficially owned approximately 658,028 shares of the Common Stock, representing approximately 33.89% of the issued and outstanding shares of Common Stock; and

         WHEREAS, Investor, Bancorporation and Parent wish to amend the Agreement by amending Section 10 of the Agreement, on the terms set forth in this Second Amendment.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Amendment of Section 10. From and after the date of this Second
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Amendment, the first sentence of Section 10 of the Agreement shall be removed in its entirety and replaced with the following:

                  Investor agrees that, without the prior approval of Parent's Board of Directors, it will not, directly or indirectly, purchase or otherwise acquire any Common Stock if: (i) after giving effect to such purchase or other acquisition, Investor would own 40% or more of Parent's outstanding Common Stock; or (ii) Parent shall provide written notice to Investor that such purchase or other acquisition by Investor would cause the Common Stock not to satisfy any applicable condition for continued inclusion on any stock market or inter-dealer quotation system on which shares of the Common Stock are then listed for trading or are traded, including, without limitation, the National Market System of The Nasdaq Stock Market, Inc.


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         2.       Effect on Agreement.  Except as otherwise amended in this
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Second Amendment, all terms and conditions of the Agreement shall continue in full force and effect.

         3.       Execution in Counterparts.  This Second Amendment may be
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executed in counterparts, each of which shall be an original, with the same effect as if the signatures had been on the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the year and date first above written.


                                              ZIONS BANCORPORATION



                                              By: /s/ W. David Hemingway
                                                 -----------------------
                                              Name:  W. David Hemingway
                                              Title:  Executive Vice President



                                              ZIONS FIRST NATIONAL BANK



                                              By: /s/ W. David Hemingway
                                                  ----------------------
                                              Name:  W. David Hemingway
                                              Title:  Executive Vice President



                                              MACC PRIVATE EQUITIES INC.



                                              By: /s/ David R. Schroder
                                                 ----------------------
                                              Name: David R. Schroder
                                              Title: President and Secretary



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